As filed with the Securities and Exchange Commission on October __, 1998.
                                                    Registration No. 333-_______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                         HARVEST RESTAURANT GROUP, INC.
             (Exact name of Registrant as specified in its charter)
                                   -----------

             Texas                                        76-0406417
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                   -----------

              1250 N.E. Loop 410, Suite 335, San Antonio, TX 78209
               (Address of principal executive offices) (Zip Code)


                          1994 Stock Compensation Plan
                            (Full title of the plan)


                          William J. Gallagher Chairman
                          1250 N.E. Loop 410, Suite 335
                              San Antonio, TX 78209
                                 (210) 824-2496
                       (Name, address, including zip code,
        and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to public: From time to time after the Registration Statement becomes effective.

                        --------------------------------

                        Exhibit Index Begins at Page II-6

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of         Amount to be     Proposed       Proposed       Amount of
Securities       Registered(1)     Maximum        Maximum      Registration
to be                             Offering       Aggregate         Fee
Registered                        Price Per      Offering
                                 Security(2)     Price(2)
--------------------------------------------------------------------------------
Common Stock,    483,000 Shares     $ .21        $101,430          $30
$.01 par value
================================================================================

     (1) This Registration Statement, pursuant to Rule 416, covers any additional shares of no par value Common Stock ("shares") which become issuable under the 1994 Stock Compensation Plan ("Plan") set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares outstanding.

     (2) Estimated solely for the purpose of computing the amount of the Registration fee under Rule 457 of the Securities Act of 1933, as amended. A total of 483,000 shares have been issued under the Plan at an offering price per share based upon the closing price of the Common Stock on the Electronic Bulletin Board on October 9, 1998 of $.18 per share.

                         HARVEST RESTAURANT GROUP, INC.

                                     PART I

                   Cross Reference Sheet Required by Item 501

           Item in Form S-8                     Caption In Prospectus
           ----------------                     ---------------------

1.   General Plan Information.......    Cover Page; Issuer and Participating
                                        Employees; Description of the Plan; Tax
                                        Consequences

2.   Registrant Information and
     Employee Plan Annual
     Information....................    Available Information

3.   Incorporation of Documents
     by Reference...................    Incorporation of Documents by Reference

4.   Description of Securities......    Description of Common Stock

5.   Interests of Named Experts
     and Counsel....................    Counsel

6.   Indemnification of
     Directors and Officers.........    SEC Position Regarding Indemnification

7.   Exemption from Registration
     Claimed........................    Not Applicable

8.   Exhibits.......................    Not Applicable (See Part II, Item 8)

9.   Undertakings...................    Not Applicable (See Part II, Item 9)


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is included in the Reoffer Prospectus which follows. The Reoffer Prospectus together with the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement constitute the Section 10(a) Prospectus.

                               REOFFER PROSPECTUS

     The material which follows, up to but not including the page beginning Part II of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Registrant's 1994 Stock Compensation Plan by directors of the Registrant, as defined in Rule 405 under the Securities Act of 1933, as amended.

                                 483,000 SHARES
                                  COMMON STOCK


                         HARVEST RESTAURANT GROUP, INC.

                                 ---------------

                          1994 STOCK COMPENSATION PLAN

                                 ---------------

     This Reoffer Prospectus ("Prospectus") relates to the offering by Harvest Restaurant Group, Inc. (the "Company") and the Company's employees, officers, directors and consultants of up to 483,000 shares (subject to adjustment in certain circumstances) of the Company's $.01 par value Common Stock (the "Common Stock" or "Shares"), purchasable by such employees, officers, directors and consultants pursuant to Common Stock options ("options") under the Company's 1994 Stock Compensation Plan (the "Plan").

                                 ---------------

     This Prospectus will be used by non-affiliates of the Company as well as persons who are "affiliates" (as that term is defined under the Securities Act of 1933) to effect resales of the Common Stock. See "Selling Stockholders." The Company will receive no part of the proceeds of any such sales although it will receive the exercise price of the options.

                                ---------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

     No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that the information herein is correct as of the time subsequent to the date hereof.

                                ----------------

                The date of this Prospectus is October __, 1998.

                              AVAILABLE INFORMATION
                              ---------------------

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, including Sections 14(a) and 14(c) relating to proxy and information statements, and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; 7 World Trade Center, New York, New York 10048; and 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is traded on the Electronic Bulletin Board of the NASD under the symbol "ROTI." Reports, proxy and information statements may also be inspected on the Commission's WebSite at www.sec.gov.

     The Company furnishes annual reports to its shareholders which include audited financial statements. The Company may furnish such other reports as may be authorized, from time to time, by its Board of Directors.

                           INCORPORATION BY REFERENCE

     Certain documents have been incorporated by reference into this Prospectus, either in whole or in part. The Company will provide without charge (i) to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference (not including exhibits to the information unless such exhibits are specifically incorporated by reference into the information), and (ii) documents and information required to be delivered to the Company's directors pursuant to Rule 428(b). Requests for such information shall be addressed to the Company at 1250 NE Loop 410, Suite 335, San Antonio, TX 78209, (210) 824-2496.

                                TABLE OF CONTENTS
                                -----------------



INTRODUCTION................................................................  4

SELLING STOCKHOLDERS......................................................... 6

METHOD OF SALE............................................................... 6

SEC POSITION REGARDING INDEMNIFICATION....................................... 7

DESCRIPTION OF THE PLAN...................................................... 7

APPLICABLE SECURITIES LAW RESTRICTIONS....................................... 8

TAX CONSEQUENCES............................................................. 9

LEGAL MATTERS............................................................... 10

EXPERTS  ................................................................... 10

                                  INTRODUCTION

     Except for the historical information contained herein, the matters set forth in this Prospectus include "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes",
"expects",  "may",  "should",  or "anticipates" and similar  terminology,  or by discussions of strategy, future operating results or events. These forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or achievements of the Company to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among others: significant working capital deficits, substantial losses, regulatory scrutiny, possible NASDAQ delisting, competition, ongoing operating costs, adverse publicity, availability of capital, and acts of third parties as well as other factors as detailed in the Company's reports filed with the Securities and Exchange Commission. The forward- looking statements included in the Prospectus speak only of the date hereof, and no assurance can be given that the future results covered by the forward-looking statements will be achieved.

The Company

     The Company was incorporated in Texas in June 1993 under the name Clucker's Tex-Mex Venture, Inc. and changed its name to CluckCorp International, Inc. in April 1995. In October 1997, the Company changed its name to Harvest Restaurant Group, Inc. Prior to November 1994, the Company was an area developer for Cluckers Wood Roasted Chicken, Inc. ("CWRC"), the developer and franchisor of the "Cluckers" restaurant concept. In November 1994, the Company exchanged its Cluckers area development agreement with CWRC for systems, franchising materials and the exclusive right to use the Cluckers name in Texas. During 1996 the Company completed the evolution to the Harvest Rotisserie concept and began to concentrate on the development, operation and franchising of Harvest Rotisserie restaurants, which the Company believed to be an improvement over the original Cluckers concept. Accordingly in 1996, the Company converted its one Cluckers restaurant in San Antonio to a Harvest Rotisserie.

     During 1996 and 1997, the Company owned, operated and franchised quick service restaurants under the name "Harvest Rotisserie". At the end of 1997, the Company had 14 Harvest Rotisserie restaurants in operation, four of which were Company-owned restaurants in Texas and ten operated as franchised stores in Florida, Indiana, North Carolina, and Northern California. The Company also had executed leases for five additional restaurant properties in Texas for future development as Harvest Rotisserie restaurants.

     During 1997, the Company also began the conceptual development of a multi-branded restaurant featuring Harvest Rotisserie along with two or more additional branded restaurants in one building (referred to as "Harvest Food

Court"). In January 1998, the Company decided to concentrate its future expansion efforts on the development, operation and franchising of its Harvest Food Court restaurants in Texas due to the Company's limited capital and the lower per unit development and operating costs for a Harvest Food Court as opposed to a Harvest Rotisserie.

     To facilitate the Company's expansion of the Harvest Food Court restaurants in Texas, the Company entered into an agreement in principle to acquire an 80% interest in the intangible property rights of Red Line, Inc. for a nominal cash payment. Red Line was the franchisor of 25 Red Line Burger restaurants in South Texas prior to filing for protection from its creditors under Chapter 11 of the U.S. Bankruptcy Code in 1995. The Company subsequently canceled the agreement to acquire an interest in Red Line, Inc. due to the Company's decision to focus its resources on the development of Rick Tanner's Original Grill restaurants.

     In the first quarter of 1998, three area developers that operated nine franchised Harvest Rotisserie restaurants in Florida, Indiana and North Carolina closed all nine of these restaurants. The closures were the result of restaurant operating losses caused in part by an industry wide decline in consumer acceptance of the market segment in which the Harvest concept was positioned and the Company's decision not to provide the area developers with additional financing. By July 1998, the Company had closed all of its Company owned restaurants and the one remaining franchise restaurant in Northern California was closed in August, 1998.

     In July 1998 the Company entered into an agreement (the "Share Exchange Agreement" or "Merger") with TRC Acquisition Corporation ("TRC"), the operator of a 13-unit chain of Rick Tanner's Original Grill restaurants ("Tanner's"), pursuant to which the Company agreed, subject to shareholder approval, to issue 18,000,000 shares of its Common Stock and 722,500 shares of its Preferred Stock for all of the outstanding securities of TRC. Completion of the Merger is subject to shareholder approval and certain other contingencies, including the Company obtaining satisfactory settlement agreements for all of its obligations in excess of $10,000.

     In connection with the Merger, the Company obtained a financing commitment for $6,000,000 to be used primarily for the expansion of Tanner's restaurants, $2,000,000 of which has been applied by the Company. The Company intends to focus all its available resources on the development of Tanner's restaurants (through Hartan, Inc., a wholly-owned subsidiary, as well as directly) and will no longer pursue the development of Harvest Food Courts.

     The principal executive offices of the Company are located at 1250 NE Loop 410, Suite 335, San Antonio, Texas 78209 and its telephone number is (210) 824-2496.


TRC

     TRC owns and operates eleven restaurants located in Georgia and franchises two restaurants, one in Macon, Georgia and one in Montgomery, Alabama. The restaurants operate under the Tanner's name. Tanner's restaurants are intended to appeal to traditional casual dining customers by offering high quality food and large portions at moderate prices and are positioned between the fast food chicken, home meal replacement restaurants and the full bar casual restaurants who have less portable foods. Tanner's restaurants offer a varied menu of American fare made from original recipes. The menu features over 40 different entrees and 15 different appetizers including pot roast, meatloaf, rotisserie chicken, steaks, slow roasted barbecue pork ribs, cheesy chicken lips, "Texas" chili, sandwiches, made-from-scratch soups and salads, and family value packs ideal for take home service. All entrees are prepared using aged beef and fresh chicken and seafood, are cooked to order and are served with a choice of two out of 15 different freshly prepared vegetables.

                              SELLING STOCKHOLDERS

     This Prospectus covers possible sales by officers and directors of the Company of shares they acquire through exercise of options granted under the Plan. The names of such officers and directors who may be Selling Stockholders from time to time are listed below, along with the number of shares of Common Stock currently owned by them and the number of shares offered for sale hereby. The address of each individual is in care of the Company. The number of shares offered for sale by such individuals may be updated in supplements to this Prospectus, which will be filed with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act of 1933, as amended. All shares offered for sale are per share resulted from two prior downward repricings of the options, from $6.00 per share to $2.25 per share and finally, to $1.00 per share.

                                                                  Number of
Name and Address of                    Shareholdings           Shares Offered
Selling Stockholder            Number(1)            Percent      For Sale(2)
-------------------            ---------            -------      -----------

William J. Gallagher (1)(2)     186,667              6.6%          140,000
Joseph Fazzone (3)               80,000              2.9%           80,000
Theodore M. Heesch (4)           30,000              1.1%           30,000
Michael M. Hogan (4)             30,000              1.1%           30,000

---------

(1) Mr. Gallagher may be deemed to be a "promoter" and "founder" of the Company as those terms are defined under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(2) Includes 140,000 shares that Mr. Gallagher may purchase pursuant to options.

(3)  Includes 50,000 shares that Mr. Fazzone may purchase pursuant to options.

(4) Represents 30,000 shares that Mr. Hogan and Mr. Heesch may purchase pursuant to options.

                                 METHOD OF SALE

     Sales of the shares offered by this Prospectus will be made on the Electronic Bulletin Board, where the Company's Common Stock is listed for trading, in other markets where the Company's Common Stock may be traded or in negotiated transactions. Sales will be at prices current when the sales take place and will generally involve payment of customary brokers' commissions. There is no present plan of distribution.

                     SEC POSITION REGARDING INDEMNIFICATION

     The Company's Article of Incorporation and Bylaws provide for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company under the provisions described above, the Company has been informed that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                             DESCRIPTION OF THE PLAN

     In July 1994, the Company's Board of Directors approved the Plan for the benefit of employees, officers, directors and consultants of the Company. The Company believes that the Plan provides an incentive to individuals to act as employees, officers, directors and consultants of the Company and to maintain a continued interest in the operations and future of the Company. All options were issued under Section 422A of the Internal Revenue Code, and include qualified and non-qualified stock options.

     The terms of the Plan provide that the Company is authorized to grant options to purchase shares of Common Stock ("options" or "option shares") to employees, officers, directors and consultants of the Company upon the majority consent of the Compensation Committee of the Company's Board of Directors. Any employee, officer, director or consultant of the Company is eligible to receive options under the Plan. The option price to be paid by optionees for shares under qualified stock options must not be less than the fair market value of the options shares as reported by the NASDAQ SmallCap Market on the date of the grant. The option price for nonqualified stock options will not be less than 85% of such fair market value. Options may be exercised after one year from the grant and within 10 years thereafter, and the optionee must exercise options during service to the Company unless extended by the Compensation Committee for up to 90 days from the termination date of such service (15 months in the event of the employee's death on disability). The Compensation Committee may extend the termination date of an option granted under the Plan. All options may be immediately exercised following a change in control of the Company such as is contemplated by the Surf City and SGI acquisitions.

     A total of 500,000 shares of the Company's authorized but unissued Common Stock have been reserved for issuance pursuant to the Plan of which 483,000 options are currently outstanding at an exercise price of $1.00 per share. In the event of a change in control of the Company (as defined in the Plan), all outstanding options become immediately exercisable.

     Options under the Plan may not be transferred, except by will or by the laws of intestate succession. The number of shares and price per share of the options under the Plan will be proportionately adjusted to reflect forward and reverse stock splits. The holder of an option under the Plan has none of the rights of a shareholder until shares are issued.

     The Plan is administered by the Compensation Committee (consisting of not less than two disinterested directors) which has the power to interpret the Plan, determine which persons are to be granted options and the amount of such options.

     The provisions of the Federal Employee Retirement Income Security Act of 1974 do not apply to the Plan. Shares issuable upon exercise of options will not be purchased in open market transactions but will be issued by the Company from authorized shares.

     Payment for shares must be made by optionees in cash from their own funds. No payroll deductions or other installment plans have been established. No reports will be made to optionees under the Plan except in the form of updated information for the Prospectus.

     There are no assets administered under the Plan, and, accordingly, no investment information is furnished herewith.

     Shares issuable under the Plan may be sold in the open market, without restrictions, as free trading securities. No options may be assigned, transferred, hypothecated or pledged by the option holder. No person may create a lien on any securities under the Plan, except by operation of law. However, there are no restrictions on the resale of the shares underlying the options.

     The Plan will remain in effect until July 2004 but may be terminated or extended by the Company's Board of Directors. Additional information concerning the Plan and its administrators may be obtained from the Company at the address and telephone number indicated under "Incorporation by Reference" above.

                     APPLICABLE SECURITIES LAW RESTRICTIONS

     If the optionee is deemed to be an "affiliate" (as that term is defined under the Securities Act of 1933, as amended), the resale of the shares purchased upon exercise of options covered hereby will be subject to certain restrictions and requirements. The Company's legal counsel may be called upon to discuss these applicable restrictions and requirements with any optionee who may be deemed to be an affiliate, prior to exercising an option.

     In addition to the requirements imposed by the Securities Act of 1933, the antifraud provisions of the Securities Exchange Act of 1934 and the rules thereunder (including Rule 10b-5) are applicable to any sale of shares acquired pursuant to options.

     Up to 500,000 shares may be issued under the Plan. The Company has authorized 20,000,000 shares, of which 3,852,661 shares were outstanding as of September 30, 1998. Common shares outstanding and those to be issued upon exercise of options are fully paid and nonassessable, and each share of stock is entitled to one vote at all shareholders' meetings. All shares are equal to each other with respect to lien rights, liquidation rights and dividend rights. There are no preemptive rights to purchase additional shares by virtue of the fact that a person is a shareholder of the Company. Shareholders do not have the right to cumulate their votes for the election of directors.

     Directors must comply with certain reporting requirements and resale restrictions pursuant to Sections 16(a) and 16(b) of the Securities Exchange Act of 1934 and the rules thereunder upon the receipt or disposition of any options.

                                TAX CONSEQUENCES

     If an option is exercised and if the optionee does not dispose of the shares acquired pursuant to the exercise within two years of the date of the granting of the option nor within one year from the transfer of the shares pursuant to exercise of the options, then there will not be any federal income tax consequences to the Company from either the exercise of the option or the receipt of the proceeds with respect to the exercise of the option. In such circumstances, the optionee would not be required to recognize any taxable income upon the exercise of the option.

     Furthermore, the sale of the shares received pursuant to the exercise of the option would result in long-term capital gain or long-term capital loss to the optionee based on the difference between the amount received with respect to such sale and the amount paid upon the exercise of the option.

     If an optionee exercised an option and sold the shares acquired pursuant to such exercise either within two years from the date of the granting of the option or within one year from the date of the transfer of such shares to him pursuant to his exercise of the option, then in general the Company would be entitled to a deduction for federal income tax purposes equal to lessor of: (1) the fair market value of the stock on the date of exercise over the option price of the stock; or (2) the amount realized on disposition over the adjusted basis of the stock. The optionee would recognize income equal to the amount of the Company's deduction. The Company's deduction would be allowed, and the optionee's income would be taxable, in the year the optionee disposed of the shares. However, if the disposition occurs within two years of the date of the grant and the disposition is a sale or exchange with respect to which a loss, if sustained, would be recognized (generally any disposition other than to a related party), then the optionee's income and the Company's deduction would not exceed the excess (if any) of the amount realized on such sale or exchange over the adjusted basis of such shares. The Company expects that optionees will be required to exercise their options within five years from the date of grant although optionees may hold the shares issuable upon exercise of the options indefinitely.

     For options exercised after 1987, an individual generally must include in alternative minimum taxable income the amount by which the option price paid is exceeded by the fair market value at the time the individual's rights to the shares are freely transferable or are not subject to a substantial risk of forfeiture. The alternative minimum tax is payable only if the alternative minimum tax exceeds the regular income tax liability.

     The provision of Section 401(a) of the Code, relating to "qualified" pension, profit sharing and stock bonus plans, do not apply to the options or underlying shares covered hereby.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed on for the Company by Gary A. Agron, 5445 DTC Parkway, Suite 520, Englewood, Colorado 80111.


                                     EXPERTS

     The financial statements of the Company incorporated by reference in the Company's Annual Report on Forms 10KSB for the years ended December 28, 1997 and December 29, 1996, were audited by Akin, Doherty, Klein & Feuge, P.C., independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference

     The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

          (a) The Registrant's Annual Report on Form 10KSB for the year ended December 28, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

          (b) The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended April 19, 1998, July 12, 1998, and October 5, 1997, filed pursuant to
     Section 13(a) of the Exchange Act; and

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (Registration No. 33-95796), including any amendments or reports filed for the purpose of updating such description.

          (d) All other reports and subsequent reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

     All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Article Eleven of the Registrant's Restated Articles of Incorporation provides as follows:

                            "Limitation of Liability
                            ------------------------

     "Section 1. Mandatory Indemnification and Advancement of Expenses. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding ("Proceeding"), by reason of the fact that he is or was a Director or Officer of the Corporation, or who, while a Director or Officer of the Corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Act against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such Proceeding. Such right shall be a contract right and shall include the right to acquire in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made by the Corporation only upon delivery to the Corporation of a written affirmation by such person of his good faith and belief that he has met the standard of conduct necessary for indemnification under the Act and a written understanding, by or on behalf of such person, to repay all amounts so advanced if it should be ultimately determined that such person has not satisfied such requirements.

     Section 2. Nature of Indemnification. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights permitted by law to which a person seeking indemnification may be entitled under the Bylaws, agreement, vote of Shareholders or disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a Director or Officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 3. Insurance. The Corporation shall have power to purchase and maintain insurance or other arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Eleven or the Act."


Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The  following  is a list of  Exhibits  filed  as part of the  Registration
Statement:

     4.   1994 Stock Compensation Plan

     4.1 Form of 1994 Stock Compensation Agreement under the 1994 Stock Compensation Plan

     5.01 Opinion of Gary A. Agron

     24. Consent of Akin, Doherty, Klein & Feuge, P.C., independent certified public accountants

Item 9. Undertakings

     The Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (2) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in Registration Statement; (3) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

     The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 14th day of October, 1998.

                                             HARVEST RESTAURANT GROUP, INC.



                                             By: /s/ William J. Gallagher
                                                --------------------------------
                                                William J. Gallagher
                                                Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                      Title                         Date
        ---------                      -----                         ----


                           Chairman of the Board of Directors   October 14, 1998
----------------------     and Chief Executive Officer
William J. Gallagher

                           Chief Financial Officer and          October 14, 1998
----------------------     Principal Accounting Officer
Joseph Fazzone

                           Director                             October 14, 1998
----------------------
Michael M. Hogan

                           Director                             October 14, 1998
----------------------
Theodore M. Heesch

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.                   Exhibit
-----------                   -------

    4.           1994 Stock Compensation Plan

    4.1 Form of 1994 Stock Compensation Agreement under the 1994 Stock Compensation Plan

    5.01         Opinion of Gary A. Agron

    23.01 Consent of Akin, Doherty, Klein & Feuge, P,.C., independent certified public accountants